SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE GAP, INC.

(Name of Registrant as Specified in Its Certificate)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Notice of Annual Meeting of Gap Inc. Shareholders

Proxy Statement

May 10, 2005 San Francisco, California

THE GAP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m, San Francisco Time

DATE	Tuesday, May 10, 2005

PLACE	Gap Inc. Headquarters
Two Folsom Street
San Francisco, California

ITEMS OF BUSINESS	■	Elect a Board of Directors.
	■	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on January 28, 2006.
	■	Approve the amendment and restatement of our Executive Management Incentive Compensation Award Plan.
	■	Transact such other business as may properly come before the meeting.

RECORD DATE	You must be a shareholder of record at the close of business on March 14, 2005 to vote at the Annual Meeting.

PROXY VOTING	Whether or not you plan to attend the Annual Meeting, please vote your shares by either:

a.	Completing and returning the enclosed proxy card;
b.	Using the toll-free telephone number on your proxy card, if you are in Canada or the United States; or
c.	Using the Internet by following the instructions on your proxy card.

If you vote by telephone or Internet, you do not need to return your proxy card.

ADMISSION TO THE

ANNUAL MEETING

If you plan to attend the meeting and you are a shareholder of record (your shares are in your name), you must bring the enclosed admission ticket and identification with you to the meeting. If you plan to attend the meeting and your shares are held in “street name” (your shares are in the name of your broker or bank), check the box on the right side of the card so that your broker can send you a legal proxy. You must bring the legal proxy along with identification to the meeting. You will not be allowed to attend this meeting without proof of share ownership and identification. Please allow ample time for check-in.

By Order of the Board of Directors,

/s/ Lauri M. Shanahan

Lauri M. Shanahan

Corporate Secretary

March 23, 2005

THE GAP, INC.

TWO FOLSOM STREET

SAN FRANCISCO, CALIFORNIA 94105

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held on May 10, 2005, at 10:00 a.m., San Francisco Time, at Gap Inc. Headquarters, Two Folsom Street, San Francisco, California, and at any adjournment thereof.

This statement and enclosed form of proxy were first sent to shareholders on or about March 31, 2005. References in this Proxy Statement to the “Company,” “we,” “us,” and “our” refer to The Gap, Inc.

The Proxy

The persons named as proxyholders were selected by our Board of Directors and are officers of the Company.

The proxyholders will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board of Directors as follows:

FOR the election of directors nominated by the Board of Directors;

FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2006; and

FOR approval of the proposal to amend and restate our Executive Management Incentive Compensation Award Plan.

We will pay all expenses in connection with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by telephone, fax or in person.

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

The Gap, Inc.

Two Folsom Street

San Francisco, California 94105.

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting in person at the Annual Meeting.

Shareholders with the Same Last Name and Address

In accordance with notices we sent to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing, postage and administrative expenses as well as natural resources.

If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105 or by calling us at (415) 427-4697.

If you are a shareholder of record (your shares are in your name and not held in the name of your broker or bank) and you would like to opt out of householding for future mailings, please submit your request in writing to Wells Fargo Bank, N.A., Shareowner Services, Attn: Data Maintenance/The Gap, Inc., P.O. Box 64854, St. Paul, Minnesota 55164-0854 or call us at (415) 427-4697. Similarly, you may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

If you hold your stock in “street name,” (your shares are held in the name of your broker or bank), you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Vote Confidentiality

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except

■	As required to tabulate and certify the vote;

■	As required by law; and/or

■	If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

Voting Securities and Voting Rights

Our only outstanding voting securities are our shares of common stock, of which 858,529,251 shares were outstanding at the close of business on March 14, 2005. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. Each shareholder is entitled to one vote per share on each matter submitted to the meeting.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Election of directors by shareholders will be determined by a plurality of the votes of the shares present, in person, or by proxy at the Annual Meeting and entitled to vote on the election of directors. The other matters submitted for shareholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” are, however, counted in determining whether there is a quorum.

Other Business

If any matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 15, 2005, (ii) shareholder proposals omitted from this Proxy Statement and the form of proxy pursuant to the proxy rules of the Securities and Exchange Commission, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the meeting.

Proposals of Shareholders

If a shareholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our Annual Meeting in 2006, the shareholder must deliver it to the Company’s Corporate Secretary no later than December 1, 2005. Proposals must be addressed to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105.

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before an Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (Pacific Standard Time) on February 14, 2006, and no earlier than January 15, 2006 (i.e., not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed this Proxy Statement to shareholders). The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneficially owned by the shareholder, any material interest of the shareholder in the business proposed, and other information required to be provided by the shareholder pursuant to the proxy rules of the Securities and Exchange Commission. If a shareholder fails to submit the notice by February 14, 2006, then the proposed business would not be considered at our Annual Meeting in 2006, due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2006 as to which the proponent fails to notify us on or before February 14, 2006. Notifications must be addressed to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained by writing to our Corporate Secretary at that address or at gapinc.com.

PROPOSALS REQUIRING YOUR APPROVAL

PROPOSAL NO. 1 — Election of Directors

Nominees for Election as Directors

We currently have thirteen members of the Board of Directors, all of whom are standing for reelection to serve until the next Annual Meeting and until their successors are elected. The Governance, Nominating and Social Responsibility Committee of the Board of Directors has proposed to nominate the persons whose names are set forth below, all of whom are current directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted for the election of all these nominees to the Board of Directors.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board of Directors may reduce the number of directors fixed by our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees, including age and principal occupation during at least the last five years, based on data furnished by each nominee.

= Chair     = Member

Nominee	Director Since	Audit and Finance Committee	Compensation and Management Development Committee	Governance, Nominating and Social Responsibility Committee
Howard P. Behar, age 60. Executive of Starbucks Corporation, a coffee retailer, 1989-1999 and 2001-2002. Director of Shurgard Storage Centers, Inc. and Starbucks Corporation.	2003

Adrian D. P. Bellamy, age 63. Executive Chairman of The Body Shop International plc, a personal care retailer, since 2002. Chairman of Reckitt Benckiser plc. Director of Williams-Sonoma, Inc.	1995

Domenico De Sole, age 61. President and Chief Executive Officer of Gucci Group NV, a luxury multi-brand company, 1995-2004. Director of The Procter & Gamble Company, Bausch & Lomb Incorporated, and Telecom Italia.	2004

= Chair     = Member

Nominee	Director Since	Audit and Finance Committee	Compensation and Management Development Committee	Governance, Nominating and Social Responsibility Committee

Donald G. Fisher, age 76. Founder and Chairman Emeritus since 2004. Chairman of the Company, 1969-2004. Director of The Charles Schwab Corporation. (Donald G. Fisher and Doris F. Fisher are husband and wife, and parents of Robert J. Fisher.)	1969

Doris F. Fisher, age 73. Merchandiser of the Company, 1969-2003. (Donald G. Fisher and Doris F. Fisher are husband and wife, and parents of Robert J. Fisher.)	1969

Robert J. Fisher, age 50. Chairman since 2004. Executive of the Company, 1992-1999. Director of Sun Microsystems, Inc. (Robert J. Fisher is the son of Donald G. and Doris F. Fisher.)	1990

Penelope L. Hughes, age 45. Executive of the Coca-Cola Company, a global beverage company, 1984-1994. Director of Trinity Mirror plc, Vodafone Plc, Reuters Group PLC and Skandinaviska Enskilda Banken AB.	2002

Bob L. Martin, age 56. Lead Independent Director. Chief Executive Officer of Mcon Management Services, Ltd., a consulting company, since 2002. Independent Consultant from 2000-2002; President and Chief Executive Officer of Wal-Mart International, a division of Wal-Mart Stores Inc. Director of Conn’s Inc., Edgewater Technology, Inc., Furniture Brands International, Inc. and Sabre Holdings Corporation.	2002

Jorge P. Montoya, age 58. President, Global Snacks & Beverages, and President, Latin America, of The Procter & Gamble Company, a consumer products company, 1999-2004. Director of Rohm & Haas Company.	2004

= Chair     = Member

Nominee	Director Since	Audit and Finance Committee	Compensation and Management Development Committee	Governance, Nominating and Social Responsibility Committee

Paul S. Pressler, age 48. President and Chief Executive Officer of the Company since 2002; Chairman of Walt Disney Parks and Resorts, an entertainment company, 2000-2002; President of Walt Disney Attractions, an entertainment company, 1998-2000.	2002

James M. Schneider, age 51. Senior Vice President and Chief Financial Officer of Dell Inc., a computer manufacturer, since 2000; Senior Vice President, Finance, of Dell Inc., 1996-2000. Director of General Communication, Inc.	2003

Mayo A. Shattuck III, age 50. Chairman of Constellation Energy Group, an energy company, since 2002; President and Chief Executive Officer of Constellation Energy Group since 2001; Co-Chairman and Co-Chief Executive Officer of Deutsche Bank Alex Brown, a brokerage and financial services company, 1999-2001. Director of Capital One Financial Corporation.	2002

Margaret C. Whitman, age 48. President and CEO of eBay, Inc., an online marketplace and payment company, since 1998. Director of eBay, Inc. and The Proctor & Gamble Company.	2003

Information concerning our executive officers who are not also directors is set forth in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

Director Independence

The Board of Directors has analyzed the independence of each director and nominee and has determined that the following directors are independent under the New York Stock Exchange (“NYSE”) rules and have no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company): Messrs. Behar, Bellamy, De Sole, Martin, Montoya, Schneider, and Shattuck; and Mses. Hughes and Whitman. In particular, the Board has determined that none of these directors have relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual.

Nomination of Directors

The Governance, Nominating and Social Responsibility Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board. The Chairman and CEO, as well as at least two independent directors, must interview any qualified candidates prior to nomination. Certain other directors and members of management will interview each candidate as requested by the Chairman, CEO or chair of the Committee.

The Governance, Nominating and Social Responsibility Committee has engaged SpencerStuart as an independent consultant to identify potential director nominees. SpencerStuart assists the Committee in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Committee.

All director nominees must possess certain core competencies, some of which may include experience in retail, consumer products, international business/markets, real estate, store operations, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, finance or accounting, or experience as a CEO or CFO. In addition to having one or more of these core competencies, director nominees are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business. All director nominees are pre-screened to ensure each candidate has qualifications that complement the overall core competencies of the Board. The screening process also includes conducting a background evaluation and an independence determination.

The Governance, Nominating and Social Responsibility Committee will also consider director nominees recommended by shareholders. We received no such recommendations for our 2005 Annual Meeting. Our Amended and Restated Bylaws provide that in order for a shareholder to propose director nominations at the 2006 meeting of shareholders, the shareholder must give written notice to our Corporate Secretary no later than the close of business (San Francisco Time) on February 14, 2006, and no earlier than January 15, 2006 (i.e., not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed this Proxy Statement to shareholders). The notice must contain (i) information required by our Bylaws about the identity and background of each nominee and the shareholder making the nomination, (ii) other information that must be disclosed in proxy solicitations for election of directors under the proxy rules of the Securities and Exchange Commission, (iii) the nominee’s consent to the nomination and to serve, if elected, and (iv) certain other information required by our Bylaws. If a shareholder fails to submit the notice by February 14, 2006, then the nominee(s) of the shareholder will not be considered at our Annual Meeting in 2006 in accordance with our Bylaws. Notifications must be addressed to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained at gapinc.com or by writing to our Corporate Secretary at the above address.

Evaluation of Directors

The Governance, Nominating and Social Responsibility Committee oversees a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to ensure the Board, committees, and individual members are effective and productive and to identify opportunities for improvement and skill set needs. As part of the process, each member completes a detailed and thorough questionnaire that includes Board, committee and individual assessments. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any member and are kept confidential to ensure honest and candid feedback is received. The Committee reports the results annually to the Board, at which time the Board discusses opportunities and agrees upon plans for improvement as appropriate. A director will not be nominated for reelection unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

Attendance of Directors at Annual Meetings of Shareholders

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Chairman, Lead Independent Director and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. Messrs. Behar, Donald G. Fisher, Robert J. Fisher, Martin and Pressler attended our 2004 Annual Meeting. Given that the policy was adopted in early 2004, it was not reasonably practicable for all of our directors and committee chairs to attend the 2004 Annual Meeting.

Board Committees

The Board of Directors has three standing committees: the Audit and Finance Committee; the Compensation and Management Development Committee; and the Governance, Nominating and Social Responsibility Committee. Each committee is composed solely of independent directors, as defined under Securities and Exchange Commission and New York Stock Exchange rules.

■	Audit and Finance Committee

The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, the performance of the internal audit function, the effectiveness of the corporate compliance program, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (included in this Proxy as appendix A and available at gapinc.com) adopted by the Board of Directors.

The present members of the Audit and Finance Committee are Ms. Hughes, and Messrs. Schneider and Shattuck (Chair). Our Board of Directors has determined that the Committee has two members who are “audit committee financial experts” as determined under Regulation S-K Item 410(h) of the Securities Exchange Act of 1934: Messrs. Shattuck and Schneider, both of whom are “independent” directors as determined under applicable New York Stock Exchange listing standards.

■	Compensation and Management Development Committee

The Compensation and Management Development Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board of Directors. The Committee operates under a written charter that was adopted by the Board of Directors. The charter is available at gapinc.com or to our shareholders by writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105.

The present members of the Compensation and Management Development Committee are Messrs. Behar, Bellamy (Chair), De Sole, Martin and Montoya.

■	Governance, Nominating and Social Responsibility Committee

The Governance, Nominating and Social Responsibility Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s corporate governance matters, including the development of corporate governance guidelines, periodic evaluation of the Board, its committees and individual directors, identification and selection of director nominees, oversight of the Company’s policies and practices relating to social and environmental issues, and such other duties as directed by the Board of Directors. The Committee operates under a written charter that was adopted by the Board of Directors. The charter is available at gapinc.com or to our shareholders by writing to our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, California 94105.

The present members of the Governance, Nominating and Social Responsibility Committee are Messrs. Behar, Bellamy, Martin (Chair), Montoya, Schneider, and Shattuck, and Ms. Whitman.

Meetings and Meeting Attendance

Fiscal Year 2004

Meeting Type	Number of Meetings Held
Board	6
Audit and Finance Committee	12
Compensation and Management Development Committee	6
Governance, Nominating and Social Responsibility Committee	5

In fiscal year 2004, each director nominee attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, individual Board members often work with management outside formal meetings.

The independent directors meet without the presence of management during each regularly scheduled Board meeting. Our Lead Independent Director, Mr. Martin, currently presides at those meetings. In addition, the directors who are not our employees (“non-employee directors”) meet without the presence of management at least twice annually. Our Chairman, Mr. Robert J. Fisher, presides at the non-employee director meetings.

Communication with Directors

Shareholders can send direct communication to our Board of Directors through our Chairman and Lead Independent Director by using the board@gap.com email address.

Compensation of Directors

We pay each of our non-employee directors an annual retainer, attendance fees and a committee chair retainer (if applicable). The annual retainer is $50,000 per year, payable quarterly. The attendance fees are $2,000 per Board meeting, plus $1,500 for each regularly scheduled committee meeting attended, payable quarterly. The Chairman receives an additional annual retainer of $75,000, payable quarterly. The committee chairs for the Audit and Finance Committee and Compensation and Management Development Committee each receive an annual committee chair retainer of $20,000, payable quarterly. The chair of the Governance, Nominating and Social Responsibility Committee receives an annual committee chair retainer of $10,000, payable quarterly. Employee directors are not eligible for the annual retainer or attendance fees, and are not eligible to serve as committee chairs.

Our Non-Employee Director Deferred Compensation Plan, which allowed each non-employee director to elect to forego receipt of his or her retainer and fees, was suspended in January 2005. Prior to suspension, participating directors received an option to purchase between 937 to 2,500 shares of our common stock per quarter. Any such options had an exercise price that was discounted to reflect an amount up to the foregone compensation, were exercisable immediately, and had a maximum term of seven years. Any portion of the foregone compensation that would have otherwise resulted in the number of options exceeding the 2,500-share limit was paid in cash. In fiscal 2004, prior to suspension of the plan, all non-employee directors participated in the plan, with the exception of Mr. De Sole and Mrs. Fisher.

Under our 1996 Stock Option and Award Plan, non-employee directors are eligible to receive stock options according to a pre-determined formula, as follows: (i) each new non-employee director automatically receives an option to purchase 15,000 shares at the then-current fair market value; and (ii) each continuing non-employee director automatically receives, on an annual basis, an option to purchase additional shares at the then-current fair market value. In fiscal 2004, the annual grant was for 3,750 shares. Effective for fiscal 2005, the Board increased the number of shares to 7,500 to ensure competitive director compensation. All initial options to new non-employee directors are granted on the date of appointment to the Board. All continuing non-employee director options are granted on the first business day after each Annual Meeting of Shareholders. The options normally become exercisable three years after the date of grant. Employee directors are not eligible for these options and Mrs. Fisher, although eligible as a non-employee director, has elected not to receive stock options. The Compensation and Management Development Committee is also authorized to grant discretionary options to non-employee directors. No discretionary grants were made in fiscal 2003 or 2004.

2004 Board of Directors Compensation (1)

Director	Annual Retainer	Attendance Fees	Chair Fees	Total (2)	Stock Options (3)
Howard P. Behar	$50,000	$27,000	-	$77,000	3,750
Adrian D.P. Bellamy	$50,000	$27,000	$20,000	$97,000	3,750
Domenico De Sole (4)	$37,500	$10,500	-	$48,000	15,000
Donald G. Fisher (5)	-	-	-	-	-
Doris F. Fisher	$50,000	$12,000	-	$62,000	-
Robert J. Fisher (6)	$106,250	$12,000	-	$118,250	3,750
Penelope L. Hughes	$50,000	$26,500	-	$76,500	3,750
Bob L. Martin	$50,000	$27,000	$10,000	$87,000	3,750
Jorge P. Montoya (7)	$37,500	$22,000	-	$59,500	18,750
Paul S. Pressler (5)	-	-	-	-	-
James M. Schneider	$50,000	$31,500	-	$81,500	3,750
Mayo A. Shattuck III	$50,000	$34,500	$20,000	$104,500	3,750
Margaret C. Whitman	$50,000	$16,000	-	$66,000	3,750

Footnotes

1.    Table does not include compensation for items such as reimbursement for travel, merchandise discount and charitable gift matching.

2.    Non-employee directors participating in our Non-Employee Director Deferred Compensation Plan received discounted options in lieu of cash.

3.    Reflects those options granted under the 1996 Stock Option and Award plan, as described above.

Footnotes (continued)

4.    Mr. De Sole became a director in May 2004. The annual retainer was prorated to $37,500 to reflect Mr. De Sole’s role as director during the last three quarters of fiscal 2004. Because Mr. De Sole was not a director as of May 13, 2004 (the first business day after our 2004 Annual Meeting), he did not receive the annual director grant of 3,750 options.

5.    We do not pay director fees to directors who are employees of the Company or any affiliated company.

6.    Mr. Robert J. Fisher was appointed Chairman in May 2004. The annual retainer reflects annual retainer of $50,000 (Mr. Fisher was a non-employee director for all of fiscal 2004) and Chairman retainer of $56,250 ($75,000 prorated to reflect Chairman status for the last three quarters of fiscal 2004).

7.    Mr. Montoya became a director in March 2004. The annual retainer was prorated to $37,500 to reflect Mr. Montoya’s role as director during the last three quarters of fiscal 2004.

We also pay for or reimburse directors for travel expenses related to attending Board, committee, and Company business meetings, and approved educational seminars. Additionally, we provide directors access to office space and administrative support for Company business.

We occasionally invite director spouses to accompany directors to Board related events, for which we pay or reimburse travel expenses. These travel expenses are grossed up to cover taxes. All directors and their immediate families are eligible to receive discounts on our merchandise in accordance with the Gap Inc. corporate employee merchandise discount policy.

The Non-Employee Director Retirement Plan is an unfunded deferred compensation plan that provides for annual benefits if a non-employee director has served on the Board for five consecutive years and is still a director at age 72. In fiscal 1996, the Board of Directors terminated this plan for future directors. Mr. Bellamy is the only director still eligible for plan benefits, assuming he meets the requirements of the plan, including remaining on the Board until age 72. In that event, he would receive an annual benefit payment equal to $27,000. The duration of these annual payments would equal the number of years that he served on the Board. If Mr. Bellamy dies before the maximum payment period expires, payments would continue for the life of his surviving spouse, or until the end of the maximum payment period, whichever is sooner.

Charitable Gift Matching

Directors are eligible to participate in our Gift Match Program that is available to all employees, in which contributions to eligible nonprofit organizations are matched dollar for dollar by Gap Foundation, up to certain annual limits. In fiscal 2004, with the exception of Messrs. Donald G. Fisher and Pressler who had annual limits of $25,000 and $100,000, respectively, the annual limit for directors was $10,000, an amount equivalent to the match limit for Company employees at the Senior Vice President level.

Corporate Governance

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the description set forth in this section below shall not be deemed to be incorporated by reference into any such filing.

Gap Inc. was founded in 1969 on the principle of conducting our business in a responsible, honest and ethical manner. For us, good corporate governance means going beyond compliance. It means taking a leadership role in instituting and maintaining practices that represent strong business ethics and ensuring we communicate consistently with our shareholders, customers and neighbors around the world.

To help fulfill its responsibility to our shareholders, our Board has fully embraced good corporate governance practices, both in policy and spirit. In 2004, the Board continued to review corporate governance best practices and adopted meaningful changes including:

■	Shortening the time for directors to meet their minimum stock ownership requirement from five to three years, as set forth in our Corporate Governance Guidelines;

■	Adopting minimum stock ownership requirements for our executives, as described in the “Report of Compensation and Management Development Committee on Executive Compensation” on page 28 of this Proxy Statement and at gapinc.com;

■	Adopting limits of three public company boards for directors who are full-time employees of other companies and five public company boards for retired directors, as set forth in our Corporate Governance Guidelines;

■	Requiring that the Lead Independent Director and committee chairs must rotate at least every five consecutive years, as set forth in our Corporate Governance Guidelines;

■	Setting specific limits on directors acting as consultants or providing other services to potential competitors or companies with potential competitive lines of products, as set forth in our Corporate Governance Guidelines; and

■	Strengthening limits on directors having significant financial interests in our vendors, landlords and competitors to avoid conflicts of interest, as set forth in our Corporate Governance Guidelines.

Our Corporate Governance Guidelines are available at gapinc.com or to our shareholders by writing our Corporate Secretary at The Gap, Inc., Two Folsom Street, San Francisco, CA 94105.

To reinforce our commitment to business integrity and legal compliance, in January 2005, “Principles of Integrity,” a global employee training program, was launched. The Principles of Integrity program, which includes a Gap Inc. Code of Business Conduct module, reinforces ethics and compliance utilizing real-world examples for employees around the world. In addition, in January 2005, the Board completed an ethics and compliance education program.

Transparency and shareholder communication are important to us. In 2004, we enhanced our corporate governance section at gapinc.com. This section includes useful information about our governance practices, including:

■	Our Code of Business Conduct;

■	Our Corporate Governance Guidelines;

■	The Audit and Finance Committee Charter (also included as appendix A of this Proxy Statement);

■	The Compensation and Management Development Committee Charter;

■	The Governance, Nominating and Social Responsibility Committee Charter;

■	Our Certificate of Incorporation;

■	Our Bylaws;

■	A method for shareholders to send direct communications to our Board of Directors (through our Chairman and our Lead Independent Director) by using the board@gap.com email address; and

■	Methods for employees and others to report suspected violations of our Code of Business Conduct to our Corporate Compliance department by using the confidential corporate_compliance@gap.com email address or through our Code Hotline ((866) Gap-Code in the United States) in which calls are answered by a live operator from an outside company. Calls are free, confidential and may be made anonymously. Accounting, auditing, and other significant concerns are referred by the Corporate Compliance department to the Audit and Finance Committee.

The combination of these written guidelines, formal processes and management oversight helps us ensure that strong corporate governance is not just words on paper, but a way of doing business at Gap Inc.

PROPOSAL NO. 2 — Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2006. If shareholders fail to approve the selection of such auditor, the Audit and Finance Committee will reconsider the selection. In the event the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent auditing firm at any time and without shareholder approval, if the Audit and Finance Committee believes that such a change would be in our best interests and in the best interests of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Representatives of Deloitte & Touche LLP are expected to be present, be available to make statements, and respond to appropriate shareholder questions at the Annual Meeting.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended January 29, 2005 and January 31, 2004 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”), which includes Deloitte Consulting:

Fiscal Year 2004 and 2003 Accounting Fees

	2004		2003
Fees (see notes below)	Amount	% of Total Fees for Year	Amount	% of Total Fees for Year
Audit Fees	$5,039,000	94%	$2,047,000	91%
Audit-Related Fees	104,000	2%	29,000	1%
Tax Fees	86,000	2%	93,000	4%
All Other Fees	104,000	2%	95,000	4%
Total	$5,333,000	100%	$2,264,000	100%

“AuditFees” consists of fees for professional services rendered in connection with the audit of our consolidated annual financial statements, the review of our interim consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.

“Audit-RelatedFees” in fiscal year 2004, this category consisted of fees for professional services rendered in connection with the audit of our employee benefit plans, audit procedures required by store leases, and audits related to the liquidation of foreign entities. In fiscal 2003, professional services rendered in connection with the audit or our employee benefit plans and audit procedures required by store leases comprised these fees.

“TaxFees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of fees for products and services other than the services reported above. In fiscal 2004 and 2003, this category included fees related to tax software and related training.

The Audit and Finance Committee has a policy to monitor and limit, as appropriate, non-audit related services performed by our independent registered public accounting firm. The policy requires pre-approval by the Audit and Finance Committee of all services performed by our independent registered public accounting firm.

Report of the Audit and Finance Committee

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm qualifications, independence and performance, the performance of the internal audit function, the effectiveness of the corporate compliance program, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (included in this Proxy Statement as appendix A and available at gapinc.com) adopted by the Board of Directors. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 29, 2005 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee also has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 for filing with the Securities and Exchange Commission.

Mayo A. Shattuck III (Chair)

Penelope L. Hughes

James M. Schneider

PROPOSAL NO. 3 — Approval of the Amendment and Restatement of The Gap, Inc. Executive Management Incentive Compensation Award Plan

The Board of Directors has adopted an amended and restated Executive Management Incentive Compensation Award Plan (the “Executive MICAP”) (formerly named the “Executive Management Incentive Cash Award Plan”). Adoption of the Executive MICAP is subject to the approval of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE GAP, INC. EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION AWARD PLAN.

Description of the Executive MICAP

The following is a summary of the principal features of the Executive MICAP (as amended and restated) and its operation. The Executive MICAP is set forth in its entirety as appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to appendix B.

Purpose of the Executive MICAP

The Executive MICAP is intended to provide financial incentives for our eligible officers to meet and exceed the Company’s annual financial and/or operational goals.

Background and Reasons for Amendment

We are amending the Executive MICAP in order to, among other things, provide for greater flexibility in establishing the objective goals against which an executive’s performance will be measured and to offer tax deductible performance-based compensation payable in stock-based compensation and stock denominated units. The substantive changes to the Executive MICAP include:

■	Adding “earnings per share” and other specified financial and operational measures that may be used in establishing performance goals;

■	Specifying certain accounting adjustments that may be applied to the calculation of the performance goals if designated by the Compensation and Management Development Committee (the “Committee”) at the time the performance goals are established;

■	Expanding the form of tender that may be used to pay awards to include stock-based compensation, stock denominated units or any other form of consideration specified by the Committee; and

■	Increasing the maximum percentage of base salary that may be assigned to any participant as a target award in a fiscal year to 200% and the maximum award payable to any participant in a fiscal year to $10,000,000 to accommodate awards payable in performance units to our Chief Executive Officer.

The adoption of these amendments must be approved by our shareholders in order for awards granted under the Executive MICAP to qualify for tax deductibility pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Under Section 162(m), the federal income tax deductibility of compensation paid to our CEO and to each of our next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. We can only deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). The Executive MICAP is intended to permit us to pay incentive compensation that qualifies as performance-based compensation, thereby permitting us to receive a federal income tax deduction for the payment of such incentive compensation.

Administration of the Executive MICAP

The Executive MICAP is administered by the Compensation and Management Development Committee of our Board. The members of the Committee must qualify as “outside directors” under Section 162(m). Subject to the terms of the Executive MICAP, the Committee has the sole discretion to determine the eligible officers who are granted awards and the amounts, terms and conditions of each award.

Eligibility to Receive Awards

Eligibility for the Executive MICAP is determined in the discretion of the Committee. In selecting participants for the Executive MICAP, the Committee will choose officers of the Company and its affiliates who have the potential to significantly influence the Company’s results. For the 2005 fiscal year, there are currently 14 participants in the Executive MICAP. Participants in future years will be at the discretion of the Committee, but it is currently expected that a comparable number of officers will participate each year.

Awards and Performance Goals

Under the Executive MICAP, the Committee will establish a target award for each participant, the performance goals that must be achieved in order for the participant to actually be paid an award and the formula for calculating the participant’s award depending upon how actual performance compares to the pre-established performance goals.

The period for measuring actual performance is determined by the Committee and may be a complete fiscal year or any portion thereof (a “Performance Period”). Each participant’s target award will be expressed as a percentage of his or her base salary for the applicable Performance Period. The maximum percentage of base salary that may be assigned to a participant as a target award in a fiscal year is 200%. The Committee may set performance goals that differ from participant to participant. For example, the Committee may choose performance goals based on a Company-wide or divisional basis and/or a comparison of actual performance by the Company or a division to actual performance by a group of competitors determined in the discretion of the Committee. A participant’s award will increase or decrease as actual performance of the Company and/or a division increases or decreases. A participant may be eligible to receive multiple awards under the Executive MICAP in a given Performance Period; however, the aggregate dollar value of the awards payable to a participant in any fiscal year cannot exceed $10,000,000.

The Executive MICAP sets forth a number of performance measures that may be used by the Committee in setting the performance goals for any Performance Period. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the financial and operational measures set forth in the Executive MICAP, including:

■	Comparable store sales growth;

■	Earnings;

■	Earnings per share;

■	Return on equity;

■	Return on net assets;

■	Sales volume;

■	Total sales;

■	Economic profit;

■	Free cash flow;

■	Gross or operating margins;

■	Inventory performance;

■	Cost reductions; and/or

■	Customer or employee satisfaction and productivity.

Each measure is specifically described more thoroughly in the Executive MICAP. In addition, certain accounting adjustments specified in the Executive MICAP may be applied to the calculation of the performance goals if designated by the Committee at the time the performance goals are established.

Determination of Actual Awards

After the end of each Performance Period, the Committee will determine the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the applicable formula to the level of actual performance that was achieved. No award is payable to a participant if the minimum performance level specified by the Committee for the Performance Period is not achieved. For any participant, the Committee retains discretion to eliminate or reduce the actual award below the amount that otherwise would be payable under the applicable formula. The Committee does not have discretion to increase the award under the Executive MICAP otherwise payable to any participant under the applicable formula.

Actual awards under the Executive MICAP are payable within two and one-half months following the end of the fiscal year in which the applicable Performance Period ends and are payable in cash or its equivalent, stock, restricted stock, stock options, other stock-based or stock denominated units, or any other form of consideration or any combination of the above, as determined by the Committee. Generally, if a participant terminates employment as an officer before payment of an award is made, the participant will forfeit the unpaid award. An exception may be made if termination of employment is due to permanent disability or death, in which case the Committee has discretion to pay all or part of the award.

Amendment and Termination of the Executive MICAP

The Board generally may amend or terminate the Executive MICAP at any time and for any reason, provided, however, that any amendment shall be subject to shareholder approval if necessary to ensure that awards payable pursuant to the Executive MICAP qualify under Section 162(m).

Pro Forma Benefits for the Executive MICAP

Given that awards under the Executive MICAP are determined by comparing actual performance to the performance goals established by the Committee, it is not possible to accurately predict award amounts that will be paid under the Executive MICAP. In January and March 2005 the Committee set performance goals for the Company’s 2005 fiscal year for awards payable in cash and performance units. The performance goals for cash awards for the 2005 fiscal year provide for a targeted level of achievement for earnings, economic profit and free cash flow, each as defined in the Executive MICAP. The performance goals for awards payable in performance units for the 2005 fiscal year provide for a targeted level of growth in earnings per share.

The following table sets forth the target awards that would be payable to the persons named in the “Summary Compensation Table” (page 22 of this Proxy Statement) and to all current executive officers as a group, assuming that the applicable performance goals established by the Committee for the 2005 fiscal year are exactly 100% achieved, the participants’ salaries and target awards are those in effect as of March 21, 2005 and that they remain constant throughout the performance period, the participants are employees at the time of payment, and the Committee chooses not to reduce the award otherwise payable to any participant. There can be no assurance that these assumptions actually will occur, and therefore, there can be no assurance that the target awards shown below will be paid.

Executive MICAP

Name and Principal Position	Cash Awards Dollar Value	Performance Unit Awards Dollar Value
Paul S. Pressler President and Chief Executive Officer	$1,875,000	$750,000
Nicholas J. Cullen EVP and Chief Supply Chain Officer	$450,000	$180,000
Anne B. Gust EVP, Chief Administrative Officer and Chief Compliance Officer	$450,000	$180,000
Jenny J. Ming President, Old Navy	$750,000	$300,000
Gary P. Muto (1) President, Fourth Brand	$637,500	$255,000
Byron H. Pollitt, Jr. EVP, Chief Financial Officer	$506,250	$202,500
All executive officers as a group	$4,674,850	$1,761,000
All directors, excluding executive officers, as a group (2)	$0	$0
All employees, excluding executive officers, as a group	$3,487,875	$1,395,150
Footnotes
1. Mr. Muto ceased to be an executive officer in September 2004.
2. The Company’s non-employee directors are not eligible to participate in the Executive MICAP.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information as of March 14, 2005, to indicate beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee and each executive officer named in the “Summary Compensation Table” (page 22 of this Proxy Statement), and (iii) all our directors and executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days (1)	Total	% of Class (2)
Directors & Executive Officers
Howard Behar	2,600	7,515	10,115	*
Adrian D. P. Bellamy	32,400	91,572	123,972	*
Nicholas J. Cullen	0	75,000	75,000	*
Domenico De Sole	650	0	650	*
Doris F. Fisher and Donald G. Fisher (3)	70,960,499	0	70,960,499	8%
Robert J. Fisher (4) (8)	152,156,070	36,757	152,192,827	18%
Anne B. Gust	19,941	1,298,125	1,318,066	*
Penelope L. Hughes	2,000	11,094	13,094	*
Bob L. Martin	14,629	0	14,629	*
Jenny J. Ming	88,234	1,837,500	1,925,734	*
Jorge P. Montoya	2,000	315	2,315	*
Gary P. Muto (5)	34,955	689,375	724,330	*
Byron H. Pollitt, Jr.	1,483	275,000	276,483	*
Paul S. Pressler	2,882	2,216,667	2,219,549	*
James M. Schneider	3,000	6,401	9,401	*
Mayo A. Shattuck III	14,319	23,410	37,729	*
Margaret C. Whitman	6,100	3,053	9,153	*
All directors and executive officers, as a group (18 persons). (5) (6)			229,344,483	27%
Certain Other Beneficial Holders
Barclays Global Investors, NA (7)			46,847,274	5%
Fisher Core Holdings L.P. (8)			101,000,000	12%
John J. Fisher (8) (9)			156,739,312	18%
William S. Fisher (8) (10)			149,463,219	17%

Footnotes

1.    Reflects options exercisable within 60 days after March 14, 2005.

2.    An “*” indicates ownership of less than 1% of the outstanding shares of our common stock.

3.    Doris F. Fisher and Donald G. Fisher are husband and wife. Their address is Two Folsom Street, San Francisco, California 94105. In the table shown above, the 70,960,499 shares beneficially owned by Doris F. Fisher and Donald G. Fisher are beneficially owned by both of them. Of the shares shown, 69,479,218 shares are held as community property. The remainder of the shares is held by the Fishers as trustees for various trusts. Amounts shown exclude shares held directly or indirectly by the Fishers’ three adult sons, beneficial ownership of which is disclaimed.

4.    Includes 2,623,725 shares held jointly by Robert J. Fisher and his spouse, 32,189,084 shares held by Robert J. Fisher as trustee under certain trusts, and 101,000,000 shares held by Fisher Core Holdings L.P., of which Robert J. Fisher is a general partner and over which he shares voting and investment power. Mr. Fisher disclaims individual beneficial ownership of shares owned by Fisher Core Holdings L.P.

Footnotes (continued)

        or its other general partners except to the extent of his actual ownership interest therein (5,000,000 shares). Also see footnote 8 below and the note regarding various Fisher family holdings immediately following this table. Robert J. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111.

5.    Mr. Muto ceased to be an executive officer in September 2004.

6.    Reflects the information in the footnotes set forth above.

7.    The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors, NA and their related entities have indicated that they have sole power to vote or direct the vote of only 42,077,905 of these shares and sole power to dispose of or direct the disposition of all of these shares. This disclosure is based on information contained in a report as of December 31, 2004 on Schedule 13G filed with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended.

8.    The address of Fisher Core Holdings L.P. is One Maritime Plaza, Suite 1400, San Francisco, California 94111. As general partners, Messrs. Robert J. Fisher, John J. Fisher, and William S. Fisher have shared power (by majority vote) to vote and dispose of or direct the vote and disposition of all of these shares. This disclosure is based on information contained in a report as of August 4, 2004 on Schedule 13D filed with the Securities and Exchange Commission pursuant to Rule 13d-1 of the Securities and Exchange Act of 1934, as amended. Also see the note regarding various Fisher family holdings immediately following this table.

9.    Includes 32,189,083 shares owned by John J. Fisher as trustee under certain trusts, and 101,000,000 shares held by Fisher Core Holdings L.P., of which John J. Fisher is a general partner and over which he shares voting and investment power. Mr. Fisher disclaims individual beneficial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein (5,000,000 shares). Also see footnote 8 above and the note regarding various Fisher family holdings immediately following this table. John J. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111.

10.  Includes 647,709 shares held jointly by William S. Fisher and his spouse, 32,189,083 shares held by William S. Fisher as trustee under certain trusts, and 101,000,000 shares held by Fisher Core Holdings L.P., of which William S. Fisher is a general partner and over which he shares voting and investment power. Mr. Fisher disclaims individual beneficial ownership of shares owned by Fisher Core Holdings L.P. or its other general partners except to the extent of his actual ownership interest therein (5,000,000 shares). Also see footnote 8 above and the note regarding various Fisher family holdings immediately following this table. William S. Fisher’s address is One Maritime Plaza, Suite 1400, San Francisco, California 94111.

Note Regarding Various Fisher Family Holdings: Securities and Exchange Commission rules require counting of certain shares by multiple parties, resulting in multiple counting. The 101,000,000 shares held by Fisher Core Holdings L.P. (see footnote 8 above) are counted four times in the above table under the names of Messrs. Robert J. Fisher, John J. Fisher, William S. Fisher, and Fisher Core Holdings L.P. (that is, there are actually 101,000,000 shares rather than 404,000,000 shares). Also note that the 32,189,084 shares held in trust by Robert J. Fisher, the 32,189,083 shares held in trust by John J. Fisher, and the 32,189,083 shares held in trust by William S. Fisher actually represent an aggregate 64,177,216 shares rather than 96,567,250 shares as a result of shared voting and investment power. For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total ownership of 26% of outstanding shares for Messrs. John J. Fisher, Robert J. Fisher, William S. Fisher and Fisher Core Holdings L.P. The aggregate total ownership of Mrs. Doris F. Fisher and Messrs. Donald G. Fisher, John J. Fisher, Robert J. Fisher, William S. Fisher and Fisher Core Holdings L.P. is 34% of outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

As required by Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company, as well as beneficial holders of greater than 10% of the Company’s common stock, are required to file with the U.S. Securities and Exchange Commission (“SEC”) and The New York Stock Exchange, an initial report of ownership of The Gap, Inc. stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms in its possession, and on written representations from certain reporting persons, the Company believes that during fiscal 2004, all of its executive officers and directors, and 10% beneficial holders filed the required reports on a timely basis under Section 16(a).

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth, for the periods presented, compensation paid to, earned by or awarded to our Chief Executive Officer, our four other most highly compensated executive officers, and one former executive officer, in the fiscal year ended January 29, 2005. The footnotes to the table provide additional information concerning our compensation and benefit programs.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Paul S. Pressler
President and Chief Executive Officer	2004 2003 2002	$1,500,000 1,500,000 535,045	$1,119,140 3,102,198 885,000	$154,564 419,964 190,199	600,000 0 5,000,000	$9,408 10,771 260

Nicholas J. Cullen
EVP and Chief Supply Chain Officer (3)	2004 2003	582,788 145,865	226,103 413,195	12,192 3,106	100,000 200,000	5,534 194

Anne B. Gust
EVP, Chief Administrative Officer and Chief Compliance Officer	2004 2003 2002	600,000 600,000 619,923	257,781 675,256 577,200	0 0 0	120,000 225,000 0	9,749 8,662 7,046

Jenny J. Ming
President, Old Navy	2004 2003 2002	1,000,000 1,000,000 952,109	50,000 965,381 1,291,077	0 0 0	350,000 0 700,000	8,708 6,497 7,132

Gary P. Muto
President, Fourth Brand (4)	2004 2003 2002	850,000 850,000 770,620	377,245 904,183 1,045,385	0 0 0	200,000 0 750,000	8,073 8,267 9,825

Byron H. Pollitt, Jr.
EVP, Chief Financial Officer	2004 2003 2002	668,269 625,000 12,019	259,268 1,022,142 0	0 128,532 0	300,000 0 400,000	9,842 624 624

Footnotes

1.    Perquisites for fiscal years 2002, 2003, and 2004 did not exceed the lesser of $50,000 or 10% of each executive officer’s salary and bonus, with the exception of the amounts for the specific years listed above for Messrs. Pressler and Pollitt (the amounts for Mr. Cullen represent tax gross-up payments, not perquisites). At the time we hired Mr. Pressler as CEO in late 2002 and Mr. Pollitt as CFO in early 2003, each lived with his family in Southern California. Until Messrs. Pressler and Pollitt relocated their families to the San Francisco Bay Area in mid 2003, the Compensation and Management Development Committee determined that it was appropriate to provide each officer with housing in San Francisco and use of a Company airplane to commute to and from Southern California. Generally, such flights are considered “personal” for Internal Revenue Code purposes. The amount listed for Mr. Pressler in 2003 and 2002 includes the cost to the Company of providing temporary housing for Mr. Pressler in San Francisco and other relocation expenses ($129,230 in 2003 and $36,000 in 2002), the incremental cost to the Company of personal flights on a Company airplane by Mr. Pressler ($150,504 in 2003, of which $77,454 represents commuting flights to and from his home in Southern California and $113,066 in 2002, of which $52,403 represents commuting flights to and from his home in Southern California) and tax gross-up payments with respect to Mr. Pressler’s temporary housing in San Francisco and other relocation expenses and use of a Company airplane. The amount listed for Mr. Pressler in 2004 includes the incremental cost to the Company of personal flights on a Company airplane by Mr. Pressler ($106,147) and tax gross-up payments relating to those flights.

Footnotes (continued)

       The amount listed for Mr. Pollitt in 2003 includes the cost to the Company of providing temporary housing for Mr. Pollitt in San Francisco and other relocation expenses ($71,488), the incremental cost to the Company of personal flights on a Company airplane by Mr. Pollitt ($22,603, all of which represents commuting flights to and from his home in Southern California) and tax gross-up payments with respect to Mr. Pollitt’s temporary housing in San Francisco and other relocation expenses and use of a Company airplane. The amounts shown for Mr. Cullen represent tax gross-up payments with respect to his relocation expenses.

2.    All amounts shown represent the Company’s matching contributions to our GapShare 401(k) Plan and the dollar value of life insurance premiums paid by the Company.

3.    Mr. Cullen became an executive officer in October 2003

4.    Mr. Muto ceased to be an executive officer in September 2004.

Charitable Gift Matching

Our executive officers are eligible to participate in our Gift Matching Program that is available to all employees, in which contributions to eligible nonprofit organizations are matched dollar for dollar, by Gap Foundation, up to certain annual limits. In fiscal 2004, with the exception of Messrs. Donald G. Fisher and Pressler who had annual limits of $25,000 and $100,000, respectively, the annual limit for executive officers was $10,000, an amount equivalent to the match limit for Company employees at the Senior Vice President level.

Stock Options

The following tables set forth certain information regarding stock options granted to, exercised by and held by the executive officers named in the “Summary Compensation Table” (page 22 of this Proxy Statement) for the fiscal year ended January 29, 2005.

Options Granted in Fiscal Year 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1,2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price per Share ($/Sh) (1)	Expiration Date	Grant Date Present Value ($) (3)
Paul S. Pressler	600,000	2.5%	$20.48	3/23/2014	$5,121,105
Nicholas J. Cullen	100,000	0.4%	20.48	3/23/2014	821,113
Anne B. Gust	120,000	0.5%	20.48	3/23/2014	985,335
Jenny J. Ming	250,000	1.1%	20.48	3/23/2014	2,052,781
	100,000	0.4%	11.02	4/12/2014	1,342,905
Gary P. Muto (4)	200,000	0.9%	20.48	3/23/2014	1,642,225
Byron H. Pollitt, Jr.	200,000	0.9%	20.48	3/23/2014	1,642,225
	100,000	0.4%	10.24	3/23/2014	1,253,405

Footnotes

1.    Assuming continued employment with us, the options granted vest in four equal annual installments beginning on the first anniversary of the date of grant, with the exception of the 100,000 options granted to Ms. Ming that vest in two equal annual installments beginning on April 12, 2006. The exercise price of the options are equal to the average of the high and low stock prices (“fair market value”) for our common stock as reported in New York Stock Exchange (NYSE) - Composite Transactions for the date of grant, with the exception of the 100,000 options granted to Ms. Ming and Mr. Pollitt that have an exercise price equal to 50% of the fair market value on the date of grant. All of the options listed above were granted for a term of ten years and are subject to cancellation three months following termination of employment in certain events. Vesting of all options is accelerated upon death or retirement if the option is held for at least one year.

2.    Under the terms of our 1996 Stock Option and Award Plan, the Compensation and Management Development Committee retains discretion, subject to plan limits, to modify the terms of outstanding stock options.

Footnotes (continued)

3.    This column represents the value of the options on the grant date using the Black-Scholes option pricing model for common stock, utilizing the following weighted average value assumptions: stock price volatility of 49%; dividend yield of 0.4%; four year expected option term; 3.28% risk-free interest rate; and no adjustment for non-transferability or forfeiture. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised; therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model, which is based on assumptions as to the variables of stock price volatility, future dividend yield and interest rate. For an estimate of the impact of all stock option grants on our financial results using the Black-Scholes valuation method, see “Note I” in the “Notes to Consolidated Financial Statements” in our Annual Report to Shareholders for the fiscal year ended January 29, 2005.

4.    Mr. Muto ceased to be an executive officer in September 2004.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In- the-Money Options at FY-End ($) (1)
Name			Exercisable	Un- Exercisable	Exercisable	Un- Exercisable
Paul S. Pressler	0	$0	1,866,667	3,733,333	$19,817,000	$33,266,000
Nicholas J. Cullen	0	0	50,000	250,000	130,000	513,000
Anne B. Gust	40,500	626,685	1,193,125	363,750	7,061,947	1,781,100
Jenny J. Ming	30,000	542,432	1,595,000	1,620,000	8,005,732	8,728,100
Gary P. Muto (2)	51,000	690,534	598,125	1,116,250	2,820,343	9,215,625
Byron H. Pollitt, Jr.	0	0	200,000	500,000	1,673,500	3,066,500

Footnotes

1.    Represents the difference between the closing price of our common stock on January 28, 2005 ($21.71) and the exercise price of the options, multiplied by the number of shares underlying the options.

2.    Mr. Muto ceased to be an executive officer in September 2004.

Employment Contracts, Termination of Employment and Change in

Control Arrangements

In September 2002, the Company entered into an employment contract with Paul S. Pressler. Under the terms of the contract, the Company agreed to retain Mr. Pressler as President and Chief Executive Officer of the Company at an annual base salary of $1,500,000. Mr. Pressler was also guaranteed a $1,875,000 bonus payable in April 2004. The contract also provides that if Mr. Pressler is terminated as Chief Executive Officer without cause or due to a change in control prior to September 25, 2007, he will remain a non-executive employee of the Company for a period of 24 months. Subject to certain conditions during the 24 months, Mr. Pressler will continue to receive his latest base salary and health insurance coverage, as well as certain bonus payouts. In addition, vesting of the remaining portion of the options granted to Mr. Pressler in 2002 that are scheduled to vest during the next 24-month period will accelerate to the date of any termination without cause or termination due to a change in control. The terms of the agreement were reviewed and approved by the Compensation and Management Development Committee and filed with the Securities and Exchange Commission.

In January 2003, the Company entered into an employment contract with Byron H. Pollitt, Jr. Mr. Pollitt’s annual base salary is subject to annual review. Under the terms of the contract, if Mr. Pollitt is terminated involuntarily without cause prior to January 27, 2006, subject to certain conditions, Mr. Pollitt will continue to receive an amount equal to his latest base salary and a COBRA subsidy for 12 months if employment is terminated on or after January 27, 2005, but before January 27, 2006. The terms of the agreement were reviewed and approved by the Compensation and Management Development Committee and filed with the Securities and Exchange Commission.

In October 2003, the Company entered into an employment contract with Nicholas J. Cullen. Mr. Cullen’s annual base salary is subject to annual review. Under the terms of the contract, if Mr. Cullen is terminated involuntarily without cause prior to October 31, 2006, subject to certain conditions, Mr. Cullen will continue to receive an amount equal to his latest base salary for 18 months if employment is terminated prior to October 31, 2005, and for 12 months if employment is terminated on or after October 31, 2005, but before October 31, 2006. The terms of the agreement were reviewed and approved by the Compensation and Management Development Committee and filed with the Securities and Exchange Commission.

In September 2004, the Company entered into an employment contract with Gary Muto. Mr. Muto’s annual base salary is subject to annual review. Under the terms of the contract, if Mr. Muto is terminated involuntarily, without cause prior to September 15, 2007, Mr. Muto will receive an amount equal to his latest base salary for 18 months if employment is terminated prior to September 15, 2005, and for 12 months if his employment is terminated on or after September 15, 2005 but before September 15, 2007. The contract also provides that Mr. Muto will receive a payment of $100,000 on or about the date that he relocates his residence to the New York City area and that he will receive an additional $70,000 and $50,000 on the first anniversary and second anniversary, respectively, of that date. The terms of the agreement were reviewed and approved by the Compensation and Management Development Committee and filed with the Securities and Exchange Commission. Mr. Muto ceased to be an executive officer in September 2004.

Further information and details of the terms and conditions of employment contracts for our named executive officers can be found as exhibits to our Form 10-K for fiscal year 2004 filed with the Securities and Exchange Commission.

Equity Plan Compensation Information

The following table provides information as of January 29, 2005 about our common stock (“Shares”), which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the 1996 Stock Option and Award Plan, the 2002 Stock Option Plan, the Employee Stock Purchase Plan, the Nonemployee Director Deferred Compensation Plan and the UK Employee Stock Purchase Plan.

Equity Plan Summary

	Column (A)		Column (B)		Column (C)
Plan Category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders (1)	48,238,543	(2)	$18.48	(2)	53,657,100	(3)

Equity Compensation Plans Not Approved by Security Holders (4)	38,916,755	(5)	$20.82		35,857,871	(6)
Total	87,155,298		$19.53		89,514,971

Footnotes

1.    These plans consist of our 1996 Stock Option and Award Plan (the “1996 Plan”) and Employee Stock Purchase Plan (the “ESPP”).

2.    Rights to purchase Shares for the current purchase period under the ESPP began accruing on December 1, 2004; however, the number of Shares to be issued and the purchase price will not be known until May 31, 2005 (the next purchase date).

3.    This number includes 8,602,424 Shares that are available for future issuance under the ESPP.

4.    These plans consist of the 2002 Stock Option Plan, the Nonemployee Director Deferred Compensation Plan and the UK Employee Stock Purchase Plan (the “UK Plan”), which are described below.

5.    Rights to purchase Shares for the current purchase period under the UK Plan began accruing on November 1, 2004; however, the number of Shares to be issued and the purchase price will not be known until April 29, 2005 (the next purchase date).

6.    This number includes 905,256 Shares that are available for future issuance under the UK Plan.

Our 1996 Stock Option and Award Plan and our Employee Stock Purchase Plan were approved by our shareholders. The three plans described below were not required to be approved by our shareholders.

■	2002 Stock Option Plan

Our Board of Directors originally approved the 2002 Stock Option Plan (the “2002 Plan”), formerly known as “Stock Up On Success, The Gap, Inc.’s Stock Option Bonus Program,” effective as of January 1, 1999. The 2002 Plan was amended and restated most recently effective as of December 13, 2002. The 2002 Plan is intended to increase incentives and to encourage Share ownership on the part of eligible non-officer regular employees of the Company and its affiliates, by providing limited grants of nonqualified stock options to such employees. The 2002 Plan is also intended to further the growth and profitability of the Company. The 2002 Plan is administered by the Compensation and Management Development Committee of the Board (the “Committee”). Subject to the terms of the 2002 Plan, the Committee has the discretion to select the eligible non-officer employees who will be granted options, prescribe the terms and conditions of such options, and interpret the Plan and outstanding options. The number of Shares covered by each option will be determined by the Committee. The exercise price of the Shares subject to each option will be set by the Committee, but cannot be less than 25% of the fair market value (on the date of grant) of the Shares covered by the option. Options become exercisable and terminate at the times and on the terms established by the Committee, but they may not expire later than ten years after the date of grant. If a participant terminates employment before his or her option’s normal expiration date, the option may terminate sooner than its normal expiration date, depending upon the reason for the termination. Options granted under the 2002 Plan are nontransferable other than by will or by the applicable laws of descent and distribution. The exercise price of an option must be paid in full in cash at the time of exercise. Additionally, the Secretary of the Company (or her designee) may permit exercise by a “same-day sale” using a Company-approved broker. A total of 78,500,000 Shares previously have been reserved for issuance under the 2002 Plan, of which 34,495,620 Shares remain available as of January 29, 2005 for future issuance.

■	Nonemployee Director Deferred Compensation Plan

The Board of Directors originally approved the Nonemployee Director Deferred Compensation Plan (the “Director Plan”) effective as of August 26, 1997; it was most recently amended and restated effective as of December 9, 2003. In January 2005, the Company suspended use of the Director Plan. The Director Plan was intended to increase incentives and to encourage Share ownership on the part of non-employee directors, to provide them with the opportunity to defer eligible compensation on a pre-tax basis, and to further the growth and profitability of the Company. Under the Director Plan, each non-employee director could voluntarily elect to forego receipt of his or her retainer, including attendance and committee chair fees (if applicable). Electing directors received a nonqualified stock option to purchase Shares (a “Director Option”). Each Director Option was granted on the last business day of the fiscal quarter in which the deferred compensation otherwise would have been paid. Each Director Option had an exercise price that was discounted pursuant to a specified formula to reflect an amount up to the foregone retainer, was exercisable immediately, and had a maximum term of seven years. The number of Shares for each Director Option was determined pursuant to a specified formula but in no event exceeded 2,500 Shares. Any portion of the foregone retainer that would have otherwise resulted in the number of options exceeding the 2,500 Share limit was paid in cash. The Director Plan is administered by the Board. A total of 675,000 treasury Shares previously have been authorized for issuance under the Director Plan, of which 456,995 treasury Shares remain available as of January 29, 2005 for future issuance.

■	UK Employee Stock Purchase Plan

The Board of Directors approved the UK Employee Stock Purchase Plan (the “UK Plan”) effective as of September 2000. The UK Plan is intended to enable eligible employees in the United Kingdom to acquire Shares, thereby giving them a continuing stake in the Company. Under the UK Plan, all eligible employees may purchase Shares at a price equal to the lower of the market value of a Share on the first or last day of each six-month purchase period. “Market Value” generally means the closing price of a Share on the New York Stock Exchange. We also provide each participant a match of one Share for every seven Shares purchased under the UK Plan. Participants generally must hold any matching Shares received under the UK Plan for at least three years. Participants pay for their Share purchases under the UK Plan through payroll deductions of between £10 to £125 per month, not to exceed the lesser of £750 per six-month purchase period or 10% of their eligible salary per tax year (as defined in the UK Plan). A total of 1,000,000 Shares previously have been reserved for issuance under the UK Plan, of which 905,256 remain available as of January 29, 2005 for future issuance. (£ is the currency symbol for the United Kingdom pound)

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, Messrs. Behar, Bellamy, De Sole, Martin and Montoya, all of whom were independent non-employee directors, served on the Compensation and Management Development Committee of the Board of Directors. During fiscal 2004, none of our executive officers served on the board of directors of any company for which any of these directors serve as executive officers or employees.

REPORT OF COMPENSATION AND MANAGEMENT

DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION

Our Role as a Committee

Our Committee is independent of the management of the Company. Each member is free of any relationship that may interfere with his or her exercise of independent judgment as determined by our Board of Directors and in accordance with New York Stock Exchange and Securities and Exchange Commission requirements. Our Charter is located at gapinc.com. We approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. We also oversee senior management development, retention and succession plans.

Compensation Strategy Change in Fiscal 2005

During fiscal 2004, we concluded an in-depth review of our compensation strategy. During this review, we worked closely with senior management to evaluate our compensation philosophy and the alignment of our programs with our objectives. Based on this assessment, we determined that, while the basic executive compensation principles described below remain valid, several changes were appropriate in order to more effectively promote retention and align our programs with the needs of employees, the Company’s short and long-term strategies, and the interests of our shareholders. These changes, which are generally effective beginning in fiscal 2005, include:

■	A significant reduction in the number of stock options granted annually in order to: (i) reduce share dilution; (ii) create better alignment between individual and organization performance and overall compensation structure at each organization level; and (iii) help optimize compensation investments based on what employees at each level value most.

■	The introduction of performance units, which will be paid in shares of our stock upon vesting. In general, for employees at the Senior Vice President level and above, we currently expect that performance units will be granted annually after the achievement of Company financial goals. After grant, awards will then be subject to a vesting period based on continued service with the Company. At lower organization levels, performance units generally will be granted based on management’s assessment of individual performance, potential, and retention importance. These units will vest based on continued service with the Company. We may also make discretionary grants of performance units at the Senior Vice President level and above in order to retain or recruit key executives.

■	An increased annual incentive opportunity at certain levels in the organization, including executive officers, to help achieve competitive compensation levels and appropriate balance between short and long-term compensation at each organization level.

■	Implementation of stock ownership requirements (described below) for executive officers and certain other senior executives (the Executive Leadership Team).

■	An increased financial planning benefit to a total value of approximately $10,000 for senior executives to ensure their understanding of the value of our compensation program, to better enable long-term financial planning in light of the large proportion of compensation that is based on Company performance, and to facilitate compliance.

We are confident that these changes support our business strategies and strike the right balance between the interests of all of the Company’s stakeholders. The following information relates specifically to our compensation program for executive officers in fiscal 2004.

Compensation Philosophy

Our philosophy is to maximize shareholder value over time by aligning executive compensation with the Company’s financial and operational performance, individual contribution, and shareholder returns. The executive compensation program is designed to:

■	Support a performance-oriented environment that links executive rewards to shareholder value creation;

■	Motivate and reward achievement of annual and long-term objectives; and

■	Provide competitive total compensation that enables attraction and retention of key executive talent.

The program is heavily oriented toward incentive compensation tied to the annual and long-term financial performance of the Company and the long-term return realized by shareholders. Corporate and divisional performance is evaluated by reviewing the extent to which financial, operational and strategic goals are achieved. Performance criteria are reviewed each year to ensure consistency with the Company’s business strategies. Executive officers are also given annual goals against which individual performance is evaluated.

Three main components comprised the Company’s executive compensation program during fiscal 2004:

■	Base salary;

■	Annual incentive bonus; and

■	Long-term incentives.

We review the executive compensation program annually to ensure that the overall package and each component are competitive and appropriately weighted. This review includes base salary, incentive bonuses and long-term incentives (including accumulated unvested long-term incentive gains). We believe that the labor market for retailing executives includes a broader group of companies than those in the retail industry. Therefore, market data from compensation surveys prepared by national consulting companies, which includes specialty retail, consumer/branded goods and companies in our local labor markets, are considered when setting executive compensation. We use the median as the benchmark against which our pay levels are compared. However, we also look beyond the competitive survey data during our deliberations and place significant weight on individual job performance, future potential, and the importance of retention of individual executives based on their criticality to our business. Each year, the CEO evaluates executive officers and discusses with us his assessment of these factors and how they should impact compensation decisions. Based on our assessment of this information, we consider the CEO’s compensation recommendations and make any modifications we determine are appropriate. We approve all individual compensation actions and employment arrangements for executive officers, including any severance benefits.

Base Salary

We review base salaries for executive officers annually and in connection with promotions, changes in responsibilities, or other unusual circumstances. Our goal is to pay competitive base salaries, which we set at levels that will effectively attract and retain top talent. We take into consideration the market data discussed previously along with the CEO’s evaluation and recommendations. Based on our review, we determined that base pay for a number of our executive officers already met competitive levels and required no adjustment in fiscal 2004. We approved modest salary increases in select cases where appropriate. Base salaries for executive officers were not increased during fiscal year 2003.

Annual Incentive Bonus

We believe a significant portion of compensation for executive officers should be based on the financial performance of the Company, with the opportunity to earn substantial awards in connection with superior business performance. The Company makes incentive bonus payments under the Executive Management Incentive Compensation Award Plan (“Executive MICAP”), which is a performance-based plan intended to motivate executive officers by directly linking awards to specific corporate and/or division performance goals. Specific measurements that can be used by the Committee (in its sole discretion) each period include comparable sales growth, earnings, economic profit, free cash flow, return on equity, return on net assets, sales volume, and total sales. We approve threshold, target and maximum performance goals and potential bonuses prior to the beginning of each performance period. Actual bonus amounts are calculated pursuant to a predetermined formula that incorporates the extent to which earnings goals are achieved and the bonus target for each executive officer. Bonuses are paid under the Executive MICAP only if threshold earnings goals are met. We certify the attainment level of all goals and approve specific payments to executive officers. We also review the performance of each executive officer and, in our sole discretion, may reduce (but not increase) actual bonus payments under the Executive MICAP.

For fiscal year 2004, incentive bonuses under the Executive MICAP were based on performance compared to target earnings, economic profit and free cash flow goals set for the Company and/or each division. Executive officers were eligible to receive a bonus of between 16% and 250% of their base salary based on performance against these goals. We determined that the Company’s performance met the threshold criteria for bonus payments set forth at the beginning of the period, though targeted levels of performance were not achieved. For those executive officers whose performance goals were based on a combination of division and Company performance, the threshold criteria were not achieved in all cases. Accordingly, executive officers, including the CEO, received an Executive MICAP bonus in cases where the threshold criteria were achieved. Payouts were below target levels.

Long-Term Incentives

Stock-based long-term incentives create a direct link between executive rewards and shareholder returns by tying a significant portion of total compensation to the performance of the Company’s stock. We believe that stock options focus executive attention on managing the Company from the long-term perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company’s stock and provide value to the recipient only if the price of the Company’s stock increases above the option exercise price.

We have the authority to grant stock options and other awards under the Company’s 1996 Stock Option and Award Plan. It has been our practice to grant stock options to executive officers on an annual basis, usually in the first quarter of each fiscal year. Options typically vest 25% per year beginning one year from the date of grant, and executives generally must be employed by the Company at the time of vesting in order to exercise the options. We have discretion to grant discounted and premium stock options and have done so when appropriate to attract and/or retain key executives. The Committee determined that it was in the best interests of the Company to grant stock option awards to executives in the first quarter of 2004. In order to determine the appropriate number of options to be granted to executive officers, we considered competitive practices, including the grant value of options (number of shares times the exercise price) in relation to the executive’s individual performance and potential, and shareholder dilution. The Company does not have a defined benefit pension plan covering executive officers and therefore we rely on long-term incentives to provide a significant percentage of each executive’s retirement portfolio.

Stock Ownership Requirements for the Executive Leadership Team

In 2004, we adopted minimum stock ownership requirements for the Executive Leadership Team to underscore the importance of linking executive and shareholder interests and to encourage a long-term perspective in managing the enterprise. The ownership requirement is 150,000 shares for the CEO, and a lesser amount for other senior executives. Each senior executive has five years from December 1, 2004 (or from the first day named as a senior executive, if later) to reach the requirement. A complete description of the requirements is located at gapinc.com.

Benefits and Perquisites

Medical, dental, life and disability insurance and other benefits that are available to all full time headquarters employees are also made available to executive officers. In addition, certain benefits and perquisites may be provided to employees at more senior organization levels, including executive officers. These benefits include enhanced financial planning services, executive long-term disability insurance which increases income replacement to 70% (up to a maximum of $13,500 per month) from the 60% coverage afforded other employees, higher paid time off accruals and a higher class of services for business travel. Highly compensated employees, including executive officers, are eligible to participate in the Executive Deferred Compensation Plan (“EDCP”). The EDCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis. The deferred amounts are indexed to the employee’s choice of approved investment funds. The Company does not make matching contributions to employee deferrals under the EDCP. In addition, we have determined that it is appropriate to continue to provide the CEO limited use of a Company airplane for personal use, at an amount not to exceed $200,000 per year based on the incremental cost to the Company. The tax equivalent amount is grossed up for income tax purposes.

Compensation of the Chief Executive Officer

Mr. Pressler has served as President and Chief Executive Officer since September 2002. We adhere to the same basic principles described previously in evaluating and determining Mr. Pressler’s compensation. In consultation with the full Board of Directors, we identified specific objectives and performance criteria for fiscal 2004 to be used in addition to the Company’s financial results in evaluating Mr. Pressler’s performance. Pursuant to his employment agreement with the Company, Mr. Pressler’s base salary was initially set at $1,500,000. In setting the CEO’s salary, the Committee considers the same factors previously discussed for other executive officers as well as performance against the objectives and criteria described above. Based on our assessment of this information, we determined that Mr. Pressler’s base salary was competitive and therefore no increase was made in fiscal 2004.

For fiscal 2004, Mr. Pressler was eligible for an Executive MICAP bonus of between 41% and 250% of his base salary unless the threshold earnings goal was not met, in which case no bonus is paid. The measures that were used to determine his bonus were earnings, economic profit, and free cash flow, consistent with the criteria previously described for other executive officers. Based on performance against these measures, which we reviewed in detail and certified, Mr. Pressler received an Executive MICAP bonus in the amount of $1,119,140.

Upon his commencement of employment in September 2002, Mr. Pressler was granted options to purchase 5,000,000 shares of our common stock. Unlike most options, which are granted at market value, Mr. Pressler received a combination of discounted, market and “premium priced” options. The “premium priced” options are intended to reward Mr. Pressler only after shareholders have been delivered significant growth in the stock price, consistent with our intent to link executive rewards with shareholder value creation. Mr. Pressler did not receive any stock option awards in fiscal year 2003.

Based on our review of the factors previously described for other executive officers and Mr. Pressler’s continued value to the organization, we approved the grant of 600,000 stock options to Mr. Pressler in March 2004. These stock options were granted at the fair market value on the grant date and vest 25% per year over four years.

Impact of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1,000,000 paid to the CEO or any of the four other most highly compensated executive officers unless the compensation is paid based solely on the attainment of one or more performance goals and certain other requirements are met. The Committee has considered the potential impact of Section 162(m) on its compensation plans and has determined that it is the Company’s preference to qualify its executives’ compensation for deductibility under Section 162(m), to the extent the Committee determines it is consistent with the Company’s best interests. The Company’s compensation plans have been designed to permit the Committee to grant awards (with exceptions, including certain restricted stock awards, performance units, discounted stock options, and discounted SARs) which qualify for deductibility under Section 162(m).

Adrian D. P. Bellamy (Chair)

Howard Behar

Domenico De Sole

Bob L. Martin

Jorge P. Montoya

PERFORMANCE GRAPH

The graph below compares the percentage changes in our cumulative total shareholder return on our common stock for the five-year period ended January 29, 2005, with (i) the cumulative total return of the Dow Jones (“DJ”) U.S. Retail, Apparel Index and (ii) the S&P 500 Index. The total shareholder return for our common stock assumes quarterly reinvestment of dividends.

Total Return to Shareholders (Assumes $100 investment on January 29, 2000)

Total Return Analysis

	1/29/2000	2/03/2001	2/02/2002	2/01/2003	1/31/2004	1/29/2005
The Gap, Inc.	$100.00	$73.17	$32.48	$33.23	$42.42	$50.46

DJ U.S. Retail, Apparel Index	$100.00	$114.94	$99.43	$86.45	$112.82	$115.47

S&P 500 Index	$100.00	$99.08	$83.12	$64.00	$86.07	$91.02

Source: CTA Public Relations, (303) 665-4200, www.ctapr.com. Data from BRIDGE Information Systems and Dow Jones Total Return Indices.

OTHER REPORTABLE TRANSACTIONS

We generally use a competitive bidding process for construction of new stores, expansions, relocations, and major remodels (major store projects). In addition, we utilize a construction industry standard stipulated sum, non-exclusive agreement with our general contractors. As of January 29, 2005, we had 35 general contractors qualified to competitively bid in North America. Fisher Development, Inc. (“FDI”), a company that is wholly owned by the brother of Donald G. Fisher and the brother’s immediate family, is one of our qualified general contractors. The stipulated sum agreement sets forth the terms under which our general contractors, including FDI, may act in connection with our construction activities. We paid approximately $6,100,000 to FDI in fiscal 2004 for major store projects and other projects, representing 8% of our total spend for all North America projects in fiscal 2004. On January 29, 2005, the amount due to FDI was approximately $1,500,000. The Audit and Finance Committee of the Board of Directors reviews this relationship annually.

In October 2001, the Audit and Finance Committee reviewed and approved the terms of agreements to lease to Doris F. Fisher and Donald G. Fisher a total of approximately 26,000 square feet of space in our One Harrison and Two Folsom corporate San Francisco locations to display portions of their personal art collection. The agreements provide for base rent ranging from $30.00 to $42.35 per square foot, per year, over a 15-year term. In fiscal year 2004, we received $892,000 in rental payments from Mr. and Mrs. Fisher. We believe that these rental rates were at least competitive when the agreements were entered into and are currently above-market rates in San Francisco’s commercial real estate market. The agreements also provide our employees and us significant benefits, including use of the space on a regular basis for corporate functions at no charge. In addition, Mr. and Mrs. Fisher allow employees to visit the galleries at no charge.

We are a party to a relocation services agreement with an independent relocation company (the “Relocation Company”) pursuant to which eligible employees receive certain relocation assistance and related services. In addition to assisting employees in finding appropriate housing in the San Francisco Bay Area, the agreement provides for the Relocation Company to purchase a transferring employee’s former residence at an appraised value or price offered by a third party buyer. Following execution of a purchase agreement between the Relocation Company and the transferring employee, the Relocation Company pays to the transferring employee an amount equal to all or part of the employee’s equity in the residence. The funds to make these payments are provided by us and are repaid to us by the Relocation Company from the proceeds of sale of the residence to a third party buyer, if available. The Relocation Company receives from us a minimal fee for services provided to each employee and reimbursement for any direct costs incurred in connection with the purchase of an employee’s home, including any difference in the purchase price paid by the Relocation Company to the employee and the amount received by the Relocation Company upon sale of the residence to a third party buyer. Any gain received by the Relocation Company on the sale of a residence to a third party buyer is credited toward the direct costs payable by us. In connection with the relocation of Mr. Cullen in fiscal 2004, we paid $274,899 to the Relocation Company.

By Order of the Board of Directors,

/s/    LAURI M. SHANAHAN

Lauri M. Shanahan

Corporate Secretary

APPENDIX A

AUDIT AND FINANCE COMMITTEE CHARTER

January 25, 2005

The Audit and Finance Committee of the board of directors assists the board in fulfilling its oversight responsibilities relating to the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the internal audit function and the performance of the independent auditor, and such other duties as directed by the board of directors.

While the Audit and Finance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of the independent auditor and management, respectively.

■	Structure and Organization

1.	The committee will be composed solely of directors who have the necessary experience and are independent of the management of the company and are free of any relationship that may interfere with their exercise of independent judgment as a committee member, all in accordance with SEC and NYSE requirements.

2.	The committee will consist of at least three members of the board of directors. Committee members and the committee chair serve at the direction of the board of directors. All members must be or become financially literate, at least one member must have accounting or related financial management expertise, and at least one member must be an “audit committee financial expert” as defined by SEC rules.

3.	A committee member invited to sit on another public company’s audit committee must notify the committee. The committee must determine whether or not the committee member’s service on another company’s audit committee impairs the directors’ ability to serve on the company’s committee. Committee members should be on no more than three public company audit committees.

4.	The committee will meet at least six times a year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as appropriate. Meetings may be in person or by video or telephone conference if necessary.

5.	The committee is expected to maintain free and open communication with management, the chief internal auditor, and the independent auditor.

6.	The committee has the authority to investigate any matter brought to its attention.

7.	The committee has the authority to retain independent legal, accounting or other advisors if determined appropriate, in its sole judgment. The company will provide funding for that purpose and for ordinary administrative expenses as determined by the committee.

A1

The committee’s responsibilities include:

■	General Responsibilities

1.	Meet at least quarterly with the independent auditor, the chief internal auditor, and management in separate sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee. Provide sufficient opportunity for the independent auditor to meet with the chief internal auditor and others in the company as appropriate.

2.	Submit the minutes of all committee meetings and regularly report to the board of directors on committee matters.

3.	Review and reassess the adequacy of this Charter annually and propose to the board any changes to the charter.

4.	Set policies for the company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the company.

5.	Prepare a report of the committee in accordance with SEC requirements to be included in the company’s annual proxy statement.

■	Responsibilities Related to the Independent Auditor

1.	Retain, oversee and, where appropriate, terminate the independent auditor. On an annual basis, approve the compensation of the independent auditor, and evaluate the performance of the independent auditor. The independent auditor reports directly to the committee.

2.	Review with the independent auditor, the chief internal auditor, and management the audit plan of the independent auditor for the current year and the following year.

3.	Establish a policy with respect to the evaluation and approval of audit and permitted non-audit services and related fees, to be performed by the independent auditor.

4.	On an annual basis, in accordance with NYSE requirements, obtain and review a report by the independent auditor describing (a) the firm’s internal quality control procedures, (b) any material issues raised by their most recent internal quality control review or peer review, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years (regarding one or more audits carried out by the firm), and (c) any steps taken to deal with any issues.

5.	On an annual basis, obtain and review a report by the independent auditor delineating all relationships between the company and the independent auditor, and including the independent auditor’s written affirmation that the auditor is in fact independent. The committee should actively engage in dialogue regarding such matters that may impact the objectivity, independence and qualifications of the independent auditor. The committee will evaluate the qualifications, performance and independence of the independent auditor and present its conclusions to the board. The evaluation should include an individual evaluation of the lead partner of the independent auditor.

6.	At the committee’s discretion, arrange for the independent auditor to be available to the full board of directors.

7.	Review with the independent auditor the matters relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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■	Responsibilities Related to the Chief Internal Auditor

1.	Review and approve the appointment, replacement, reassignment, or dismissal of the company’s chief internal auditor. Provide input into the annual goals and performance evaluation of the chief internal auditor. The chief internal auditor reports directly to the committee and the CFO and the CFO organization.

2.	Review at least annually with management and the independent auditor the internal audit function of the company, the budget and audit plan of the internal audit function, and the internal audit charter.

3.	Review the results of internal audits.

■	Responsibilities for Oversight of the Quality and Integrity of Accounting, Auditing, and Reporting Practices of the Company

1.	Discuss the annual and quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor prior to filing. The committee should discuss earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies. The discussion may be done generally, and may include the types of information to be disclosed and the types of presentations to be made. The committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. These discussions should cover the quality (not just the acceptability) of the financial reporting, and such other matters as the committee deems appropriate.

2.	Review with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles.

3.	Review with management and the independent auditor analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including analyses of critical accounting policies and analyses of the effects of alternative GAAP methods on the financial statements.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

5.	Review with management, the independent auditor, and the company’s chief internal auditor the adequacy and effectiveness of the company’s disclosure controls and procedures, internal controls for financial reporting, and computerized information systems controls, as well as any special audit steps adopted in light of material control deficiencies.

6.	As necessary, discuss with management any significant financial risk exposure and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

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■	Periodic Responsibilities

1.	Review with management any legal and regulatory matters that may have a material impact on the company’s financial statements, compliance policies, and compliance programs.

2.	Oversee the company’s Corporate Compliance Program and periodically review program effectiveness and suggest to management any necessary improvements in the program. Establish procedures within the Corporate Compliance Program for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and other matters under the company’s Code of Business Conduct. Approve membership of the company’s compliance committee and, from time to time, meet with the Chief Compliance Officer and the head of the Corporate Compliance department.

3.	Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for purposes of internal and external attorney reporting under Section 307 of the Sarbanes-Oxley Act of 2002. Establish a procedure for confidential receipt, retention and consideration of any attorney report to the QLCC.

4.	Review and approve transactions with the company involving management and/or members of the board of directors that are not otherwise subject to the approval of the Compensation and Management Development Committee and would require disclosure under SEC rules.

5.	Annually assess the committee’s performance.

6.	Perform such other functions assigned by law, the company’s charter or bylaws, or the board of directors.

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APPENDIX B

THE GAP, INC.

EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION AWARD PLAN

(January 25, 2005 Amendment and Restatement)

1.	Purpose of the Plan

The purpose of the Executive Management Incentive Compensation Award Plan (the “Plan”) is to provide financial incentives for certain of the Company’s Officers to meet and exceed the Company’s annual financial and/or operational goals. Awards under the Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.	Definitions

2.1	“Affiliated Company” means any company controlling, controlled by, or under common control with the Company.

2.2	“Award” means an award pursuant to the provisions of the Plan.

2.3	“Base Salary” means, as to a Performance Period, a Participant’s average actual annual salary rate during the Performance Period, based on the number of days at each actual salary rate. Such salary shall be before (1) deductions for taxes and benefits, and (2) deferrals of compensation pursuant to Company-sponsored plans.

2.4	“Board of Directors” means the board of directors of the Company.

2.5	“Capital Charge Rate” means the current long-term approximation of the Company’s weighted average cost of capital (WACC), which represents the weighted average of the Company’s cost of debt and the cost of equity. The weighting is determined by comparing the balance of the Company’s debt (acquired debt plus capitalized leases) to the balance of the Company’s equity based upon market value (rather than book value).

2.6	“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7	“Committee” means the Compensation and Management Development Committee of the Board of Directors, or any other Committee appointed by the Board of Directors pursuant to Section 3 of the Plan.

2.8	“Company” means The Gap, Inc., a Delaware corporation.

2.9	“Comparable Store Sales Growth” means the Company’s or a division’s same store net sales growth for the Performance Period in excess of the prior year.

2.10	“Determination Date” means, as to a Performance Period, the latest date possible which will not jeopardize the Plan’s qualification as “performance-based compensation” under Section 162(m) of the Code.

2.11	“Earnings” shall mean income before or after interest, taxes, depreciation, amortization and/or selected expenses allocated among divisions as determined by the Committee.

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2.12	“Earnings Per Share” means as to any Performance Period, the fully diluted earnings per share amount or percentage growth of such amount.

2.13	“Economic Profit” shall mean Net Operating Profit After Tax (NOPAT) for a given Performance Period less Capital Charges. Total Company or divisional NOPAT shall mean Earnings plus interest on Lease Investment less income taxes. Capital Charges means the Company’s or a division’s Capital Balances multiplied by the Capital Charge Rate. Divisional Capital Balances include certain division specific assets and liabilities, the present value of operating leases, and also may include an allocation for shared assets and shared liabilities. Total Company Capital Balances may include an aggregation of divisional capital balances in addition to certain shared assets and liabilities and the present value of operating leases.

2.14	“Fiscal Year” means any fiscal year of the Company.

2.15	“Gross Margin” means sales minus cost of goods sold including rent occupancy and depreciation.

2.16	“Inventory Performance” means inventory levels or inventory turn.

2.17	“Lease Investment” means the present value of minimum expected lease payments.

2.18	“MICAP Free Cash Flow” means the Company’s or a division’s Net Earnings for a given Performance Period adjusted for Non-Cash Charges and changes in certain balance sheet accounts, which may result in an increase and/or a decrease to Net Earnings. Non-Cash Charges may include, but are not limited to, depreciation and amortization. Divisional balance sheet changes may include activities in certain division specific operating assets and liabilities, and may also include an allocation for shared assets and shared liabilities. Total Company balance sheet changes may include an aggregation of divisional balance sheet changes in addition to changes in certain shared assets and liabilities.

2.19	“Net Earnings” means the Earnings for a given Performance Period less certain allocated or shared expenses (e.g., headquarters, distribution centers, etc.), as determined by the Committee, after interest and taxes.

2.20	“Officer” means an officer (whether or not a member of the Board of Directors) employed by the Company or any Affiliated Company.

2.21	“Operating Margin” means earnings before interest and taxes divided by sales.

2.22	“Participant” means as to any Performance Period, an Officer who has been selected by the Committee for participation in the Plan for such Performance Period.

2.23	“Performance Goals” means an objective goal or goals established by the Committee (in its sole discretion) for a Performance Period against which a Participant’s actual performance will be measured.

2.24	“Performance Period” means any Fiscal Year of the Company or any portion thereof as determined by the Committee with respect to which an Award may be granted.

2.25	“Return on Equity” means the Company’s or a division’s Earnings for the Performance Period expressed as a percentage of the Company’s or a division’s average shareholders’ equity over the Performance Period.

2.26	“Return on Net Assets” means Earnings for the Performance Period expressed as a percentage of the average balance of selected assets over the Performance Period.

2.27	“Sales Volume” means the total sales volume per store of the Company or one of its divisions for the Performance Period.

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2.28	“Termination of Employment” means the time when the employee-employer relationship between the Participant and the Company and its Affiliated Companies is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, permanent disability, retirement, or the disaffiliation of an Affiliated Company, but excluding any such termination where there is a simultaneous reemployment by either the Company or one of its Affiliated Companies.

2.29	“Total Sales” means the Company’s or a division’s net sales for the Performance Period.

2.30	“Total Shareholder Return” means, as to any Performance Period, the change in price plus dividend yield of a share of the Company’s common stock.

3.	Administration of the Plan

3.1	The Plan shall be administered by the Committee, which shall consist of no fewer than two members of the Board of Directors, who shall be appointed and serve at the pleasure of the Board of Directors. Only members of the Board of Directors who are “outside directors” under Section 162(m) of the Code shall serve on the Committee.

3.2	Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Participants, and to determine the target Award levels, the applicable Performance Period, the times when Awards will be granted, and the Performance Goals which must be achieved prior to payment of any Awards. For each Performance Period, all actions by the Committee shall be taken by the Determination Date.

3.3	The Committee shall have all discretion and authority necessary or appropriate to administer the Plan, including, but not limited to, the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.

3.4	A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present or any action taken without a meeting by a writing executed by a majority of the Committee shall constitute the act of the Committee.

3.5	All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons. The Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct or willful negligence or demonstrates bad faith, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

4.	Eligibility and Participation

The Plan is designed for Officers whose responsibilities significantly influence Company results. Participants shall be selected by the Committee prior to or on the Determination Date. Participation in the Plan is on a Performance Period basis and in the sole discretion of the Committee. Thus, an Officer who is selected for participation in a given Performance Period is in no way guaranteed to be selected for participation in any subsequent Performance Period or Performance Periods.

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5.	Establishment of Performance Goals

5.1	For each Performance Period, on or before the applicable Determination Date, the Committee shall establish and set forth in writing the Performance Goals, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following performance criteria:

a.	Comparable Store Sales Growth;

b.	Earnings;

c.	Economic Profit;

d.	MICAP Free Cash Flow;

e.	Return on Equity;

f.	Return on Net Assets;

g.	Sales Volume;

h.	Total Sales;

i.	Total Shareholder Return;

j.	The attainment of a share of the Company’s common stock of a specified fair market value for a specified period of time;

k.	Gross Margin;

l.	Operating Margin;

m.	Market share;

n.	Inventory Performance;

o.	Cost reduction measures based on specified goals;

p.	Customer satisfaction based on specified goals, such as customer survey results or loyalty measures;

q.	Employee measures based on specified goals, such as turnover or satisfaction surveys;

r.	Productivity measures based on specified goals, such as head count measures, sales per square foot or sales per employee; and

s.	Any combination of the above.

5.2	As determined in the discretion of the Committee, the Performance Goals for any Performance Period may (a) differ from Participant to Participant; (b) be based on the performance of the Company as a whole or the performance of a specific Participant or a subsidiary, division, department, region, store, function or business unit of the Company; and (c) be measured on an absolute basis or in relation to the Company’s peers or an index.

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5.3	The Committee may determine at the time the Performance Goals are established that any one or more of the following shall be taken into account, in whole or in part and in any manner specified by the Committee, when determining whether a Performance Goal has been attained:

a.	The gain, loss, income or expense resulting from changes in generally accepted accounting principles that become effective during the Performance Period or any previous period;

b.	The gain, loss, income or expense reported publicly by the Company that are extraordinary in nature;

c.	The impact of other specified nonrecurring events;

d.	The gain or loss resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets or discontinued operations, categories or segments;

e.	The gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;

f.	The impact of impairment of tangible or intangible assets;

g.	The impact of restructuring or business recharacterization activities, including, without limitation, reductions in force, that are reported publicly by the Company;

h.	The impact of investments or acquisitions made during the Performance Period, or to the extent provided by the Committee, any prior period;

i.	The loss from political and legal changes that impact the operations of the Company, including, without limitation, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption and regulatory requirements;

j.	Retained and uninsured losses from natural catastrophes;

k.	Currency fluctuations;

l.	The expense relating to the issuance of stock options and/or other stock based compensation;

m.	The expense relating to the early retirement of debt; and

n.	The impact of the conversion of convertible debt securities.

Each of the adjustments described above shall relate to the Company as a whole or any part of the Company’s business or operations, as applicable given the specified Performance Goal. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition, the Committee shall adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination or exchange of shares or other similar changes in such stock.

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5.4	Notwithstanding anything to the contrary contained herein, for each Performance Period, after the Determination Date, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award upon payment to be nondeductible pursuant to Section 162(m) of the Code.

6.	Determination of Awards

6.1	Prior to or on the Determination Date, the Committee, in its sole discretion, shall assign each Participant a target Award expressed as a percentage of Base Salary. The maximum percentage of Base Salary that may be assigned to any Participant is such percentage, which when added to the aggregate percentage used for such Participant for all other Performance Periods within a given Fiscal Year under this Section 6.1, that does not exceed 200%.

6.2	On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a payout table or formula for purposes of determining the Award (if any) payable to each Participant. Each payout formula or table shall (a) be in writing; (b) be based on a comparison of actual performance to the Performance Goals; (c) provide for the payment of a Participant’s target Award if the Performance Goals for the Performance Period are achieved; and (d) provide for an actual Award greater than or less than the Participant’s target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.

6.3	After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The actual Award for each Participant shall be determined by applying the formula established pursuant to Section 6.2 of the Plan to the level of actual performance that has been certified by the Committee. However, each Participant’s actual Award (if any) shall be subject to the maximum provided in Section 7.

6.4	No Awards shall be paid to a Participant for a Performance Period unless at least the minimum actual performance for the Performance Period specified by the Committee pursuant to Section 6.2 of the Plan is achieved.

6.5	The Committee, in its sole discretion, may eliminate any Participant’s Award, or reduce it below that which otherwise would be payable in accordance with the Plan.

7.	Maximum Award Payable

The maximum aggregate Award(s) payable to any Participant under the Plan with respect to all Performance Periods of a given Fiscal Year shall be $10,000,000, including the fair market value as of the date of grant of any stock, restricted stock, stock options or other stock-based or stock denominated units awarded to the Participant. For purposes of determining the maximum award payable, the fair market value of restricted stock or other stock-based or stock denominated units with restrictions shall equal the fair market value of unrestricted stock or other stock-based or stock denominated units without restrictions, respectively. In addition, the fair market value of stock options and stock appreciation rights shall be calculated based on the assumptions used to calculate the per share value reported in the Company’s most recent Form 10-K or 10-Q.

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8.	Payment of Award

8.1	Awards may be paid in cash, or its equivalent, stock, restricted stock, stock options, other stock-based or stock denominated units, or any other form of consideration or any combination thereof, as determined by the Committee. Subject to the terms set forth in Section 8.2 below, payment or grant of Awards (if any) for a Performance Period will be made not later than two and one-half (2 1/2) months from the end of the Fiscal Year in which the Performance Period ends. Equity or equity based awards granted as payment for an Award shall be issued pursuant to the Company’s equity compensation plans in existence at the time of grant. The number of shares or units awarded shall be determined based on the fair market value of the Company’s common stock on the award grant date. For the avoidance of doubt, the fair market value of restricted stock, other stock-based or stock denominated units with restrictions, stock options and stock appreciation rights shall be as set forth in Section 7 above.

8.2	Unless otherwise specifically determined by the Committee, a Participant will only be entitled to payment of an Award if the Participant is an Officer on the date of payment. Notwithstanding the foregoing, if, after the completion of a Performance Period, a Participant incurs a Termination of Employment due to death or permanent disability, the Participant may still be entitled to the payment of an Award for such Performance Period (subject to Section 6.5 above). In the event an Award is payable to a Participant subsequent to the Participant’s death, such payment shall be made in cash to the Participant’s estate.

8.3	The Company shall withhold all applicable income and other taxes from any Award payment to any Participant, including any federal, FICA, state and local taxes.

8.4	Each Award shall be payable solely from the general assets of the Company. Each Participant’s right to payment of an Award (if any) shall be solely as an unsecured general creditor of the Company.

9.	Employment Rights

Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or its Affiliated Companies or shall interfere with or restrict in any way the rights of the Participant’s employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.

10.	Effect on Other Plans

The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company or any Affiliated Company, and the Plan shall not preclude the Board of Directors from establishing any other forms of incentive compensation for Officers.

11.	Amendments, Suspension or Termination of the Plan

The Board of Directors, in its sole discretion, may alter, amend, or terminate the Plan or any part thereof at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Section 162(m) of the Code as “performance-based compensation”, any such amendment shall be subject to stockholder approval.

12.	Effective Date

The Plan originally was effective as of March 21, 1995. The Plan was amended and restated effective as of March 23, 2004 and approved by a majority of the shares of the common stock of the Company that were present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Shareholders. This amended and restated Plan is effective as of January 25, 2005.

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This Proxy Statement is printed on 100% recycled, 10% post-consumer paper. Soy ink, rather than petroleum-based ink, is used throughout. We encourage you to recycle this document when you are finished with it.

Gap Inc.

PROXY	Gap Inc.

Annual Meeting of Shareholders – May 10, 2005

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul S. Pressler, Byron H. Pollitt, Jr. and Lauri M. Shanahan, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions set forth in this Proxy, all shares of common stock of The Gap, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 10, 2005 at 10:00 a.m. local time in San Francisco, California, and any postponements and adjournments thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

IMPORTANT — This proxy must be signed and dated on the reverse side.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF NO CHOICES ARE INDICATED, THE SHARES COVERED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND, WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

See reverse for voting instructions.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 10, 2005    Two Folsom Street, San Francisco, California

10:00 a.m. Local Time

Admission Ticket

This is your admission ticket to the 2005 Annual Meeting of Shareholders of The Gap, Inc.

Presentation of this ticket on the day of the meeting will grant admission to the shareholder(s) named above.

Attendance will be limited to shareholders only.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/gps/ – QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Gap, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3.

1. Election of directors:	01 Howard P. Behar 02 Adrian D. P. Bellamy 03 Domenico De Sole 04 Donald G. Fisher 05 Doris F. Fisher	06 Robert J. Fisher 07 Penelope L. Hughes 08 Bob L. Martin 09 Jorge P. Montoya	10 Paul S. Pressler 11 James M. Schneider 12 Mayo A. Shattuck III 13 Margaret C. Whitman	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratify the appointment of Deloitte & Touche LLP as the registered public accounting firm.				☐	For	☐	Against	☐	Abstain
3. To approve the proposal to amend and restate the Company’s Executive Management Incentive Compensation Award Plan.				☐	For	☐	Against	☐	Abstain
4. Such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:
Date: , 2005

Signature(s) in Box

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.